Exhibit 23.5

MANNING ELLIOTT
Chartered Accountant
11th floor, 1050 West Pender Street
Vancouver, BC, Canada V6C 3S7
Phone: (604) 714-3600 Fax: (609) 714-3669

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 14, 2002, in Amendment No. 2 to the Registration Statement on Form SB-2 and related Prospectus of CanPro Placement Services Inc. for the registration of shares of its common stock.

/s/ Manning Elliott
Manning Elliott, Chartered Accountants

Vancouver, Canada

August 22, 2002